Exhibit 10.9

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$1,000,000.00	November 10, 2011

FOR VALUE RECEIVED, the undersigned, CONTANGO ORE, INC., a Delaware corporation (the “Maker”), promises to pay to the order of CONTANGO OIL & GAS COMPANY, a Delaware corporation (the “Lender”), at 3700 Buffalo Speedway, Suite 960, Houston, TX 77098, or such other address as Lender may from time to time specify in writing, the principal sum of ONE MILLION DOLLARS ($1,000,000.00) or so much thereof as may from time to time be advanced and outstanding hereunder together with interest on the outstanding principal balance hereof at a per annum rate equal to ten percent (10%). Until the “Maturity Date” (as hereinafter defined), amounts advanced hereunder and subsequently repaid may, in the absence of an “Event of Default” (as hereinafter defined), be readvanced; provided, however, that at no time shall the outstanding principal balance hereunder exceed One Million Dollars ($1,000,000.00).

1. Definitions. Unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or required by law to close.

“Default Interest Rate” means an annual rate of interest equal to twelve percent (12%).

“Guarantee” shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any person.

“Indebtedness” shall mean (a) indebtedness created or incurred by Maker for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of Maker to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property), (b) obligations of Maker to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (c) indebtedness of others secured by a Lien on the property of Maker, whether or not the respective indebtedness so secured has been assumed by Maker, and (d) obligations of Maker in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Maker.

“Lien” shall mean, with respect to any property of Maker, any mortgage, lien, pledge, charge, lease, servitude, or security interest or encumbrance of any kind in respect of such property of Maker. For purposes of this Note, Maker shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

2. Interest. The rate of interest chargeable under this Note will not exceed applicable legal limits. In the event payment of interest is made by the undersigned or received by Lender in excess of the applicable legal limits such excess payment shall be credited as a payment of principal or refunded to Maker, as applicable. Interest shall be computed on the basis of a 360-day year factor applied to the actual number of days funds are outstanding hereunder. Interest shall accrue and be paid at the Maturity Date unless required to be paid earlier under the terms of this Note.

3. Payment. Principal and all accrued and unpaid interest due hereon shall be payable on the earlier of (i) an Event of Default, and (ii) December 31, 2012 (“Maturity Date”).

4. Prepayment. The privilege is reserved to prepay the principal Indebtedness evidenced hereby, together with any accrued and unpaid interest, in whole or in part, at any time, without premium or penalty. Any payment on this Note coming due on a day that is not a Business Day shall be made on the next succeeding Business Day. Each payment hereunder shall be applied first to the payment of all unpaid fees due hereunder, then to interest accrued hereunder as of the date such payment is received and finally to the unpaid principal balance hereof. Any payments made during the existence of an Event of Default hereunder may be applied to pay interest, principal or costs as Lender, in its sole discretion, may determine.

5. Default Rate. If Maker shall fail to make any payment required hereunder before the expiration of any applicable grace period, such amount shall, at the option of Lender, bear interest at the Default Interest Rate from the date such payment was due until the date such payment is received by Lender.

6. Waiver. Maker hereby waives demand, presentment for payment, protest and notice of dishonor and agrees that at any time and from time to time and with or without consideration, Lender may, without notice to or further consent of Maker, and without in any manner releasing, lessening, or affecting the obligations of Maker, release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend, or grant indulgences with respect to this Note and all or any part of any collateral or security for this Note, and grant any extension or other postponements of the time of payment thereof.

7. Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) the failure to pay this Note on or before the Maturity Date; or (b) the breach of any representation or warranty or the failure to observe or perform any covenant, condition or agreement on the part of Maker pursuant to the terms of this Note or pursuant to the terms of any documents executed in connection with this Note.

Upon the occurrence and during the continuance of an Event of Default: (a) the entire outstanding principal balance shall become immediately due and payable together with interest accrued to the date of payment, without notice, at the option of Lender; (b) Lender is authorized to offset any amount owed under this Note against any money or credits which Maker may hold; (c) Maker shall pay to Lender all expenses and costs (including reasonable attorney’s fees) which

Lender may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any right under this Note or under any other agreement related to the loan evidenced hereby; (d) Lender may exercise any and all rights which it may have under any or all instruments, documents or agreements now or hereafter evidencing, securing or otherwise relating to the loan evidenced by this Note or now or hereafter existing at law or in equity or by statute or otherwise; and/or (e) Lender may refuse to make any further advances hereunder.

8. Representations and Warranties. Maker hereby represents and warrants to Lender as follows:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Note (i) has been duly authorized, executed and delivered by it and (ii) constitutes legal, valid and binding obligations of it which are enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The execution, delivery and performance by it of this Note does not and will not (i) require any consent or approval of any person which has not been obtained, (ii) violate, in any material respect, the provisions of any federal, state or local law, regulation or order applicable to it, (iii) result in a material breach of, contravene or constitute a material default under its organizational documents, or any other material agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, (iv) result in the creation or imposition of any liens on its property, result in acceleration of any obligations under or in a condition or event which constitutes (or which, upon notice or lapse of time or both, would constitute) a default or an event of default under any contract or other instrument binding upon it or any of its properties or other assets.

9. Covenants. Maker hereby covenants and agrees for the benefit of Lender that:

(a) Maker shall preserve and maintain its legal existence and form and shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell or otherwise directly or indirectly dispose of all or substantially all of its assets.

(b) Unless otherwise consented to by Lender, Maker shall not (i) create or incur or suffer to exist any Indebtedness except Indebtedness under and in respect of this Note, (ii) create or suffer to exist or permit any Lien upon or with respect to any of its assets or properties, (iii) contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee.

10. Cumulative Rights. Each right, power and remedy of Lender as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.

11. Delay. No failure or delay by Lender to insist upon the strict performance of any term, condition or covenant of this Note or to exercise any right, power or remedy upon a breach hereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times unless in writing. If Lender accepts any payment after its due date, it shall not constitute a waiver of Lender’s right to receive timely payment of all other amounts or to declare a default for the failure to make any other payment when due.

12. No Right to Jury Trial. MAKER HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN. MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. MAKER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN TRANSACTION BY, INTER ALIA, THE PROVISIONS OF THIS JURY WAIVER.

13. Confession of Judgment. MAKER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MAKER FOR SUCH SUMS AS ARE DUE AND OWING UNDER THIS NOTE, WITH OR WITHOUT DECLARATION. MAKER FULLY AND COMPLETELY UNDERSTANDS THE RIGHTS WHICH ARE BEING GIVEN UP IF MAKER SIGNS THIS NOTE CONTAINING THIS CONFESSION OF JUDGMENT. MAKER FREELY, KNOWINGLY AND VOLUNTARILY WAIVES SAID RIGHTS AND CHOOSES TO SIGN THIS NOTE.

14. Invalidity. If any one or more of the provisions contained in this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

15. Governing Law. This Note has been delivered to and accepted by Lender in the State of Texas and shall be governed by and interpreted under the laws of the State of Texas (but not including the choice of law rules thereof) and is intended to be a document under seal. Maker hereby irrevocably consents to the jurisdiction of any state or federal court in the State of Texas.

16. Amendment. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, amendment, modification or discharge is sought.

17. Assignment. This Note may be assigned by Lender or any holder at any time. This Note shall inure the benefit of and be enforceable by Lender and Lender’s successors and assigns and any other person to whom Lender may grant an interest in Maker’s obligations to Lender, and shall be binding and enforceable against Maker and Maker’s successors and assigns.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first written.

ATTEST:	CONTANGO ORE, INC.

/s/ SERGIO CASTRO	By:	/s/ KENNETH R. PEAK
Secretary	Name:	Kenneth R. Peak
	Title:	Chairman and CEO

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